Exhibit 4.3

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH HEREIN AND IN A REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID RESTRICTIONS HEREIN AND IN SUCH AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID RESTRICTIONS HEREIN AND IN SUCH AGREEMENT, THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, WILL BE VOID.

WARRANT TO PURCHASE 357,952 SHARES

OF COMMON STOCK OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Issue Date: June 30, 2009

This Warrant (this “Warrant”) of Central European Distribution Corporation, a Delaware corporation (the “Company”) is being issued to Lion/Rally Cayman 5, a company incorporated in the Cayman Islands (the “Recipient”) pursuant to the Option Agreement (as defined below).

1. Issuance of Warrant. For value received, the Company hereby grants to the Recipient and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to 357,952 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $22.11 (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

2. Expiration of Warrant. This Warrant shall expire at 11:59 PM, prevailing Eastern time, on May 31, 2011 (the “Expiration Date”).

3. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1 Manner of Exercise.

(a) This Warrant may only be exercised by the Holder hereof on May 31, 2011, in accordance with the terms and conditions hereof, in whole but not in part, by surrender of this Warrant to the Company at its office maintained pursuant to Section 9.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A hereto (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document.

(b) The aggregate Exercise Price for the number of Warrant Shares being purchased may only be paid on a “cashless basis” in the form of Warrant Shares withheld by the Company from the number of Warrant Shares as to which this Warrant is exercised, such withheld Warrant Shares having an aggregate Fair Market Value on the Expiration Date equal to the aggregate Exercise Price of the Warrant Shares being purchased by the Holder. For purposes of this Warrant, the term “Fair Market Value” means with respect to a particular date the volume weighted average trading price of the Common Stock on and as reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading for the ten (10) trading days immediately preceding such date, or, if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of the Common Stock as determined in good faith and in a commercially reasonable manner by resolution of the Board of Directors of the Company, based on the best information available to it and (if requested by the Holder) having engaged an independent appraiser in such regard.

For purposes of illustration of a cashless exercise of this Warrant under this Section 3.1(b), the calculation of such exercise shall be as follows:

X = Y (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (the “Exercise Shares”)

A = the Fair Market Value of the Common Stock

B = the Exercise Price

(c) Notwithstanding the foregoing, to the extent this Warrant is not exercised immediately before its expiration, and if the Fair Market Value of one Warrant Share at that time is greater than the Exercise Price then in effect, then this Warrant shall be deemed automatically exercised on a cashless basis pursuant to Section 3.1(b), above immediately prior to its expiration (even if not surrendered at that time); provided, that the Company may, in its sole discretion, elect to settle the exercise of this Warrant in cash pursuant to Section 3.2. For the purposes of such automatic exercise, the Fair Market Value of one Warrant Share upon such expiration shall be determined pursuant to Section 3.1(b) above. To the extent this Warrant is deemed to be automatically exercised pursuant to this Section 3.1(c), the Company will not be required to settle such exercise unless and until the Holder surrenders this Warrant to the Company at its office maintained pursuant to Section 9.2(a) hereof.

(d) For purposes of Rule 144 and sub-section (d)(3)(x) thereof, it is intended, understood, and acknowledged that such amount of Common Stock that is issued in exchange for non-cash consideration upon exercise of this Warrant and in accordance with Section 3.1(b) above shall be deemed to have been acquired at the time this Warrant was issued.

3.2 Cash Settlement. Notwithstanding the foregoing, upon surrender of this Warrant by the Holder, the Company may, in its sole discretion, elect to settle the exercise of this Warrant by the Holder by making a single lump sum cash payment, in lieu of issuing the relevant number of Warrant Shares, to the Holder, in an amount equal to (a) the Warrant Shares, multiplied by (b) the excess of (i) the Fair Market Value of the Common Stock on the date of exercise, over (ii) the Exercise Price (such amount, the “Cash Settlement”). In the event the Company elects to settle the exercise of this Warrant pursuant to this Section 3.2, the Company shall pay the Holder the Cash Settlement as soon as reasonably practical after the exercise of this Warrant, and in any event within five (5) Business Days thereafter. As used in this Warrant, the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

3.3 When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 and 11 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.4 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.4 Delivery of Common Stock Certificates. In the event the Company does not elect to settle the exercise of this Warrant pursuant to Section 3.2, then as soon as reasonably practicable after the exercise of this Warrant and in any event within ten (10) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 8 and 9 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise.

3.5 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 3.5, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay to the Holder a cash payment equal to the pro-rated Fair Market Value of the Common Stock less the pro-rated Exercise Price of such fractional Warrant Share.

3.6 Compliance with Law.

(a) Notwithstanding anything in this Warrant to the contrary, in no event shall a Holder be entitled to exercise this Warrant or shall this Warrant otherwise be exercised unless (i) a registration statement filed under the Securities Act of 1933, as amended (the “Securities

Act”), in respect of the issuance of the Warrant Shares is then effective or (ii) an exemption from the registration requirements is available under the Securities Act for the issuance of the Warrant Shares at the time of such exercise. The Holder shall provide such information as the Company may reasonably request to confirm that an exemption from the registration requirements of the Securities Act is available to the Company in respect of such issuance. As provided herein and therein, the Holder shall be entitled to the rights, and subject to the obligations, contained in the Registration Rights Agreement, dated May 7, 2009, among the Company, Recipient and Lion/Rally Cayman 4 (the “Registration Rights Agreement”). Except as provided in the Registration Rights Agreement, the Company has no obligation to file any registration statement in respect of this Warrant or any Warrant Shares.

(b) If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will at its own expense use its reasonable efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

3.7 Limitations on Settlement by the Company. The Company represents and warrants that, as of the date hereof, the aggregate of (i) the number of Warrant Shares and (ii) only for so long as the Recipient or any Affiliate of the Recipient is the Holder, the number of shares of Common Stock otherwise issuable pursuant to Section 5.2.1 of the Option Agreement (as defined below) and pursuant to the exercise of any other warrant issued pursuant to the Option Agreement is equal to or less than the sum of (a) the number of authorized but unissued shares of Common Stock and (b) the number of treasury shares of Common Stock, in each case, of the Company that are not reserved for future issuance in connection with transactions in the shares of the capital stock of the Company (other than this Warrant) on the date of this Warrant (such shares, the “Available Shares”). In the event the Company shall not have delivered the full number of Warrant Shares otherwise deliverable as a result of the Company not having sufficient authorized but unissued shares of Common Stock available at the time or times that this Warrant is exercised (the resulting deficit, the “Deficit Shares”), the Company shall use reasonable efforts to promptly authorize unissued shares of Common Stock sufficient to issue to the Holder the full number of Deficit Shares and to issue and deliver such Deficit Shares thereafter. In any event, the Company shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Warrant Shares when, and to the extent, that (i) shares of Common Stock are repurchased, acquired or otherwise received by the Company or any of its subsidiaries after the date of exercise of this Warrant (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued shares of Common Stock reserved for issuance in respect of other transactions become no longer so reserved or (iii) the Company additionally authorizes any unissued shares of Common Stock. The Company shall promptly notify Holder of the occurrence of any of the foregoing events (including the number of shares of Common Stock subject to clause (i), (ii) or (iii) and the corresponding number of shares of Common Stock to be delivered) and promptly deliver such Warrant Shares thereafter. Except as contemplated by this Warrant, the Company shall not take any action to decrease the number of Available Shares below the number of Warrant Shares.

3.8 Limitations on Exercise by the Holder. Notwithstanding anything herein to the contrary and only for so long as the Recipient, or any Affiliate of the Recipient, or any Person (or any Affiliate of such Person) that beneficially owns, directly or indirectly, 5% or more of the economic interests of Lion/Rally Cayman 6, a company incorporated in the Cayman Islands, is the Holder, in order to ensure compliance with Nasdaq Marketplace Rule 4350(i)(1)(c)(i), if, immediately following the issuance of any Warrant Shares upon exercise of this Warrant, the Holder and its Affiliates would collectively own 5% or more of the number of shares of Common Stock outstanding or 5% or more of the voting power of the Company outstanding (the “Substantial Shareholder Threshold”), then the following shall apply:

(a) such number of Warrant Shares as may be issued without breaching the Substantial Shareholder Threshold shall be issued in accordance with the terms of this Warrant;

(b) the number of Warrant Shares issuable but not yet issued shall accordingly be reduced by the number of such shares of CEDC Common Stock permitted to be issued pursuant to Section 3.8(a);

(c) promptly after such time as the Holder has advised CEDC in writing that the Holder and its Affiliates collectively own 3.5% or less of the number of shares of Common Stock outstanding and 3.5% or less of the voting power of CEDC outstanding, CEDC shall issue a number of Warrant Shares to the Holder equal to the lesser of:

(i) the number of Warrant Shares that have not been issued due to the operation of this Section 3.8; and

(ii) the maximum number of Warrant Shares that may be issued without breaching the Substantial Shareholder Threshold,

and the number of Warrant Shares that have not been issued due to the operation of this Section 3.8 shall accordingly be reduced by the number of Warrant Shares issued pursuant to this Section 3.8(c).

(d) Section 3.8(c) shall continue to be applied until the number of all Warrant Shares that have not been issued due to the operation of this Section 3.8 have been reduced to zero.

As used in this Warrant, (a) “Affiliate” shall mean with respect to any Person, another Person Controlled directly or indirectly by such first Person, Controlling directly or indirectly such first Person or directly or indirectly under common Control with such first Person, and “Affiliated” shall have a meaning correlative to the foregoing, and (b) “Control” (including, with their correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person who owns, directly or indirectly, a majority of the securities having ordinary voting power or otherwise having the power to elect a majority of the directors or other governing body of a corporation or having a majority of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. The Holder agrees to provide to the Company such information regarding ownership of Common Stock by it and its Affiliates as the Company may reasonably request herewith.

4. Certain Adjustments. For so long as this Warrant is outstanding:

4.1 Mergers or Consolidations. If at any time after the date hereof, there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, partnership, limited liability company, or business organization (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), or the sale of all or substantially all of the assets of the Company (a “Sale”), then, as a part of such Reorganization, Merger or Sale, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant and at the times provided for and subject to the terms and conditions in this Warrant, the number of shares of stock or any other equity or debt securities or property to which the Holder would have been entitled upon consummation of the Reorganization, Merger or Sale if such Holder had exercised this Warrant immediately prior to such Reorganization, Merger or Sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization, Merger or Sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The Company will not effect any Reorganization, Merger or Sale unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrant as provided herein shall assume in a written agreement the obligation to deliver to the Holder such securities or other property as (in accordance with the foregoing provisions) the Holder may be entitled to receive and agreeing and confirming that this Warrant shall continue in full force and effect, enforceable against the Company and such corporation or entity in accordance with the terms thereof and hereof. The foregoing provisions of this Section 4.1 shall similarly apply to successive Reorganizations, Mergers and Sales.

4.2 Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time (a) effectuate a split or subdivision of the outstanding shares of Common Stock, (b) pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities that are convertible or exchangeable or exercisable into shares of Common Stock (“Common Stock Equivalents”), or (c) issue by reclassification of its Common Stock any other capital stock of the Company, in each case without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split, subdivision or reclassification if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend, distribution or reclassification is not effectuated. The adjustment pursuant to this Section 4.2 shall be made successively each time that any event listed in this Section 4.2 above shall occur.

4.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares as of the effective date of such combination or reverse split; provided, however, that no adjustment shall be made in the event such combination or reverse split is not effectuated.

4.4 Cash Dividends and Other Distributions. If the Company shall distribute to holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, or any other properties or securities (other than any dividend or distribution described in Section 4.2) or (b) any options, warrants, or other rights to subscribe for or purchase any of the foregoing (other than any rights, options, warrants, or securities described below), that, in the case of both clause (a) and clause (b) together, aggregate on a rolling twelve-month basis to a Fair Market Value per share of Common Stock as of the trading day immediately preceding the declaration of such distribution (the “FMV Date”) that exceeds 3% of the Fair Market Value of one share of Common Stock on the FMV Date, then in each such case the Exercise Price in effect immediately following the effective date of such distribution shall be equal to the Exercise Price immediately prior to such effective date multiplied by the quotient of (i) the Fair Market Value of one share of Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of any evidences of indebtedness, other property or securities, options, warrants or other rights to subscribe for or purchase the foregoing so distributed in respect of one share of Common Stock, divided by (ii) such Fair Market Value specified in clause (i). In such event, the number of Warrant Shares shall be increased to the number obtained by dividing (A) the product of (1) the number of Warrant Shares before such adjustment, multiplied by (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment, by (B) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, then no such adjustment to the Exercise Price and the number of Warrant Shares shall be made pursuant to this Section 4.4. Notwithstanding anything in this Section 4.4 to the contrary, no adjustment to either the Exercise Price or the number of Warrant shares shall be made pursuant to this Section 4.4 as a result of the issuance or other sale by the Company of any of its shares of Common Stock upon (A) the conversion or exchange of any of the Company’s preferred stock, warrants, options or other convertible or exchangeable securities, provided, such preferred stock, warrants, options or other convertible or exchangeable securities are outstanding as of the date of this Warrant, (B) the grant or exercise of any stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of stock or stock-based rights granted to officers, directors or employees of the Company pursuant to a stock option plan, benefit plan or incentive plan of the Company, whether in effect as of the date of this Warrant or approved by the Board of Directors of the Company after the date of this Warrant, or (C) the grant or issuance of rights pursuant to a shareholder rights plan.

4.5 Certain Issuances.

(a) Without duplication of any other items contained in this Warrant, if at any time or from time to time the Company shall issue (i) Common Stock at a price per share that is lower at the date of such issuance than 85% of either, at the Company’s sole election, (A) the closing sale price of one share of Common Stock on the date of such issuance on and as reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of one share of Common Stock as determined in good faith and in a commercially reasonable manner by resolution of the Board of Directors of the Company, based on the best information available to it and (if requested by the Holder) having engaged an independent appraiser in such regard (the “Closing Price”), or (B) the volume weighted average trading price of one share of Common Stock on and as reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading for the thirty (30) trading days immediately preceding the date of such issuance, or, if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of one share of Common Stock as determined in good faith and in a commercially reasonable manner by resolution of the Board of Directors of the Company, based on the best information available to it and (if requested by the Holder) having engaged an independent appraiser in such regard (the “30-Day FMV”) or (ii) rights, options, or warrants for, or securities convertible or exchangeable into, Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is lower at the date of such issuance than 85% of either, at the Company’s sole election, the Closing Price or the 30-Day FMV, then the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of the Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, rights, options, warrants, or convertible or exchangeable securities (assuming the exercise or conversion of all then outstanding rights, options, warrants or convertible or exchangeable securities) plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, rights, options, warrants, or convertible or exchangeable securities (assuming the exercise or conversion of all then outstanding rights, options, warrants or convertible or exchangeable securities) plus the total number of shares of Common Stock that could be purchased with the aggregate consideration received through issuance of such Common Stock, rights, options, warrants, or convertible or exchangeable securities at either, at the Company’s sole election, the Closing Price or the 30-Day FMV. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately before such date of issuance by the aforementioned fraction. Such adjustment shall be made whenever such shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities are issued and shall become effective retroactively immediately after the date on which such Persons became entitled to receive such shares of Common Stock, rights, options, warrants or convertible or exchangeable securities.

(b) This Section 4.5 shall not apply to issuances of Common Stock, rights, options, warrants, or convertible or exchangeable securities resulting from or in connection with:

(i) the conversion or exchange of any of the Company’s preferred stock, warrants, options or other convertible or exchangeable securities, provided, such preferred stock, warrants, options or other convertible or exchangeable securities are outstanding as of the date of this Warrant or were issued in connection with a transaction not covered by Section 4.5(a)(ii),

(ii) the grant or exercise of any stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of stock or stock-based rights granted to officers, directors or employees of the Company pursuant to a stock option plan, benefit plan or incentive plan of the Company, whether in effect as of the date of this Warrant or approved by the Board of Directors of the Company after the date of this Warrant,

(iii) the Note Purchase and Share Subscription Agreement, dated April 24, 2009, between the Company, Carey Agri International-Poland Sp. z o.o., Lion/Rally Cayman 2, a company incorporated in the Cayman Islands, and Recipient (the “Note Purchase Agreement”),

(iv) the Option Agreement, dated May 7, 2009, between the Company, Recipient, Lion/Rally Cayman 4, a company incorporated in the Cayman Islands, Lion/Rally Cayman 6, a company incorporated in the Cayman Islands and Lion/Rally Cayman 7 L.P., a Cayman Exempted Limited Partnership (the “Option Agreement”),

(v) the exercise of this Warrant or any other warrant issued pursuant to the Option Agreement,

(vi) a Merger, Reorganization or Sale, or

(vii) the grant or issuance of rights pursuant to a shareholder rights plan.

(c) If any Common Stock, rights, options, warrants or convertible or exchangeable securities are issued together with other obligations or securities, then an allocation shall be made of the aggregate consideration received as between such Common Stock, rights, options, warrants or convertible or exchangeable securities, on the one hand, and such other obligations or securities, on the other hand (as determined in good faith and in a commercially reasonable manner by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request), to determine a price per share for such Common Stock, rights, options, warrants or convertible or exchangeable securities for the purposes of this Section 4.5. This Section 4.5 shall apply with equal force and effect to any amendment, revision, adjustment, or other modification of the terms of any outstanding rights, options, or warrants for, or securities convertible or exchangeable into, Common Stock if and to the extent that such amendment, revision, adjustment, or other modification has the effect of allowing the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is lower at the date of such modification than 85% of either, at the Company’s sole election, the Closing Price or the 30-Day FMV, subject to the provisions of Section 4.5(b). No adjustment shall be made pursuant to this Section 4.5 that would have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of the Warrant or of increasing the Exercise Price.

4.6 Superseding Adjustment. Upon the expiration of any rights, options, warrants, or conversion or exchange privileges that resulted in any adjustment pursuant to this Section 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, or conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants, or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants, or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.2) have the effect of either decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment to such number of Warrant Shares or to the Exercise Price initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion or exchange privileges.

4.7 No Duplication. Notwithstanding anything else contained in this Section 4, no single event shall result in an adjustment to either the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrant under more than one of the subsections set forth in this Section 4 so as to result in duplication.

5. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

6. Statement Regarding Adjustments. Whenever the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 4, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Warrant Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Holder at the address appearing in the Company’s records.

7. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock equal to the aggregate number of Warrant Shares then issuable upon the exercise of this Warrant. The Company hereby represents and warrants that all shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, and free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuer thereof, other than (a) taxes, liens, charges and security interests created by the Holder, (b) income and franchise taxes incurred in connection with the exercise of this Warrant, (c) taxes in respect of any transfer occurring contemporaneously therewith, and (d) restrictions on transfer set forth in the Registration Rights Agreement, this Warrant and applicable federal and state securities laws.

8. Restrictions on Transfer.

8.1 Transfer Restrictions. Any and all transfers of this Warrant and the Warrant Shares underlying it are subject to the terms, conditions and restrictions set forth herein and in the Registration Rights Agreement.

(a) This Warrant and the underlying Warrant Shares may be sold, transferred, or otherwise disposed of, to any Person; provided, that:

(i) there is in effect a registration statement under the Securities Act covering such proposed sale, transfer or disposition and such sale, transfer or disposition is made in accordance with such registration statement; or

(ii) (A) such sale, transfer or disposition is eligible under Rule 144 and is made pursuant thereto, or (B) such sale, transfer or disposition is made in a transaction exempt from registration under the Securities Act and, in each case is otherwise made in compliance with applicable securities laws and does not adversely affect the Company’s ability to issue either (x) the Warrant Shares pursuant to the exercise of this Warrant or (y) Common Stock as contemplated by the Option Agreement or the Note Purchase Agreement or pursuant to the exercise of any other warrant issued pursuant to the Option Agreement, in each case through an exemption from registration under the Securities Act.

(b) In the event the Holder intends to effect any sale, transfer or disposition of this Warrant or any underlying Warrant Shares pursuant to clause (a)(ii) above:

(i) the Holder shall provide (A) written notice to the Company of such intention, including a reasonably detailed statement of the circumstances surrounding the proposed sale, transfer or disposition, no later than five (5) Business Days prior to effecting such sale, transfer or disposition, and (B) the Company with a legal opinion from independent, internationally recognized legal counsel experienced in such matters, which legal opinion shall be in customary form reasonably acceptable to the Company and shall state that such sale, transfer or disposition is eligible under Rule 144 or is made in a transaction exempt from registration under the Securities Act and, in each case, is otherwise made in accordance with applicable securities laws, provided that in the case of any sale, transfer or disposition made pursuant to Rule 144, the Holder may provide such notice and legal opinion in respect of all of the sales, transfers or dispositions proposed to be made within the six (6) month period following the date of such notice and legal opinion, and

(ii) only with respect to any sale, transfer or disposition of (A) this Warrant made pursuant to Section 8.1(a)(ii)(A) or (B), and (B) any Warrant Shares made pursuant to Section 8.1(a)(ii)(B), the Holder and the transferee in any such sale, transfer or disposition as a condition precedent thereto shall have provided to the Company such factual representations, warranties and undertakings as the Company may reasonably request to ensure that such sale, transfer or disposition does not adversely affect the Company’s ability to issue either (A) the Warrant Shares pursuant to the exercise of this Warrant or (B) Common Stock as contemplated by the Option Agreement or the Note Purchase Agreement or pursuant to the exercise of any other warrant issued pursuant to the Option Agreement, in each case through an exemption from registration under the Securities Act.

(c) No sale, transfer or disposition pursuant to clause (a)(ii)(B) above will be effective unless the transferee agrees in writing to be bound by the terms and conditions of this Warrant and the Registration Rights Agreement, including the restrictions and limitations on transfer and short sales and related matters. Notwithstanding anything to the contrary in this Warrant, no transferee in a sale, transfer or disposition made pursuant to clause (a)(i) or clause (a)(ii)(A) above shall be bound by the provisions set out in Section 8.1 or Section 8.2 hereof.

(d) Notwithstanding anything in this Warrant to the contrary, no sale, transfer or other disposition of this Warrant or any underlying Warrant Shares may be made to (i) any transferee that is, in the commercially reasonable judgment of the Chief Executive Officer of the Company, a competitor of the Company in a market that is material to the Company, or (ii) any Person who, prior to such sale, transfer or disposition, owns five percent (5%) or more of the Company’s outstanding Common Stock, without, in each case, the prior written consent of the Company, which consent the Company may withhold or provide in its sole discretion.

8.2 Hedging. The Holder agrees that prior to the Final Discharge Date (as defined in the Option Agreement), neither the Holder nor any of its Affiliates:

(a) will effect, directly or indirectly, any short sale (as defined in Rule 200 of Regulation SHO of the Exchange Act (“Rule 200”)), with respect to any Common Stock or this Warrant or with respect to any other security that includes, relates to or derives any significant part of its value from, Common Stock or this Warrant, unless:

(i) immediately following the execution of such short sale, the Holder and its Affiliates (considered as a group) would not hold a “net short” position with respect to shares of Common Stock (provided that for the purposes hereof, a Person or Persons shall be considered to hold a “net short” position where the number of shares of Common Stock such Person or Persons is or are bound to deliver to another Person (in respect of which such Person or Persons has borrowed shares of Common Stock) exceeds the number of shares of Common Stock such Person or Persons is or are deemed to own under section (b) of Rule 200, in each case immediately following the execution of such short sale);

(ii) such transaction is not entered into for speculative purposes and is bona fide for the primary purpose either of hedging the price at which the Holder and its Affiliates may dispose of shares of Common Stock or facilitating a timely and orderly distribution of such shares of Common Stock; and

(iii) such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Section 8.2; or

(b) without the prior written consent of CEDC, will establish any “put equivalent position” (as defined under Rule 16a-1(h) under the Exchange Act) or grant, directly or indirectly, any other right (including any put or call option, forward sale contract, swap or stock pledge or loan or transaction similar to any of the foregoing) with respect to Common Stock or this Warrant or with respect to any other security that includes, relates to or derives any significant part of its value from, Common Stock or this Warrant (each, a “Derivative Transaction”); provided that CEDC shall act in a commercially reasonable manner in determining whether to grant such consent; provided further that no such consent shall be required:

(i) where (1) a Derivative Transaction is not entered into for speculative purposes and is bona fide for the primary purpose of either (x) hedging the price at which the Holder and its Affiliates will dispose of any shares of Common Stock received (or to be received) pursuant to clause 5.2.1 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement or pursuant to the exercise of this Warrant, or (y) facilitating a timely and orderly distribution of any shares of Common Stock received (or to be received) pursuant to clause 5.2.1 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement or pursuant to the exercise of this Warrant, and (2) such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Section 8.2; or

(ii) in the event CEDC elects to issue additional shares of Common Stock pursuant to clause 8.2 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement and/or paragraph 5.2 or paragraph 5.4 of the Note Purchase Agreement or any related issuance under paragraph 7 of the Note Purchase Agreement, in connection with any Derivative Transaction with regard to any such shares of Common Stock so issued.

8.3 Restrictive Legends. This Warrant, each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 9 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be (a) transferable only pursuant to the terms, conditions and restrictions set forth herein and in the Registration Rights Agreement and (b) stamped or otherwise imprinted with the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD TO ACCREDITED INVESTORS (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS WITH REGARD TO THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER, HEDGING AND OTHER MATTERS AS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED MAY 7, 2009, AMONG CENTRAL EUROPEAN DISTRIBUTION CORPORATION, LION/RALLY CAYMAN 4 AND LION/RALLY CAYMAN 5, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.”; AND

(ii) any other legend required to be placed thereon pursuant to the Registration Rights Agreement and applicable law.

9. Ownership, Transfer, Sale and Substitution of Warrant.

9.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 9.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 8 and 9 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

9.2 Office; Exchange of Warrant.

(a) The Company will maintain its principal office or such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as the Company otherwise notifies the Holder.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 9.2(a) hereof a Warrant Register for the registration and transfer of the Warrant. The name and address of the Holder, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

9.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10. No Rights or Liabilities as Shareholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or (subject to Section 4.4) to receive dividends or subscription rights or other similar rights until the Warrant shall have been exercised, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company until the Warrant shall have been exercised, as provided herein.

11. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, to Lion Capital LLP, 21 Grosvenor Place, London SW1X 7HF, United Kingdom, Attention: Javier Ferrán/James Cocker, Fax number: +44 20 7201 2222; or (b) if to the Company, to the attention of its Chief Financial Officer at its office maintained pursuant to Section 9.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

12. Payment of Taxes. The Company will pay all taxes and other governmental charges attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other than of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to any rule of conflicts of law. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. Each of the Company and the Holder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Delaware State court or Federal court of the United States of America sitting in New York City or Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect to any such action or proceeding may be heard and determined in such New York State or Delaware State court or, to the extent permitted by law, in such Federal court. Each of the Company and the Holder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in the any other manner provided by law. Each of the Company and the Holder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Warrant in any New York State, Delaware State or Federal court sitting in New York City or Delaware. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company and the Holder hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Warrant or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Name:	Chris Biedermann
Title:	Vice President and Chief Financial Officer

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To Central European Distribution Corporation:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to the Warrant Shares, at an exercise price per share of $22.11, and requests that the certificates for such Warrant Shares be issued, subject to Section 8 and Section 9 of the Warrant, in the name of, and delivered to:

The undersigned is hereby making payment for the Warrant Shares via cashless exercise in accordance with Section 3.1(b) of the Warrant.

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

A-1